Novatel Wireless First Quarter 2011 Financial Results

Company Begins Rollout of New 4G Products

Strong Revenue Increase Expected in Second Quarter

SAN DIEGO, May 5, 2011 /PRNewswire/ -- Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of wireless broadband access solutions, today reported preliminary financial results for the first quarter ended March 31, 2011.

	1Q 2011	1Q 2010	4Q 2010
Revenue	$61.8M	$72.2M	$119.3M
GAAP Net Income (Loss)	$(22.1M)	$(3.4M)	$(0.9M)
GAAP EPS (Loss)	$(0.69)	$(0.11)	$(0.03)
Non-GAAP Net Income (Loss)	$(17.8M)	$(2.3M)	$0
Non-GAAP EPS (Loss)	$(0.56)	$(0.07)	$0.00

"We have made considerable progress in rolling out the first of our next-generation 4G products, which have been very well received and are seen as the best in the market today," said Peter Leparulo, chairman and CEO of Novatel Wireless. "We are now the only company with a full line of LTE products across all three form factors: MiFi® intelligent mobile hotspots, Ovation™ USB modems, and Expedite® embedded modules.

"We expect financial results to significantly improve in the second quarter, even though not all 4G products will benefit from a full quarter of revenue, and component shortages may constrain sales of some products. We have plenty of work yet to do as we execute on our business strategy, but our backlog continues to grow, providing considerably improved visibility."

Operating Results

First quarter revenue was $61.8 million, within our guidance range of $60 to $80 million. In addition to delayed product launches, revenue was affected by certain customers delaying orders that had been expected in the first quarter.

Sales by major product category were as follows:

Revenue by Product Category	1Q 2011	1Q 2010*	4Q 2010*
Mobile Broadband Devices Embedded Modules Solutions & Services	$48.2M $ 6.4M $ 7.2M	$69.6M $10.1M $ 8.3M	$105.5M $ 11.1M $ 9.3M
Total	$61.8M	$88.0M	$125.9M

* 2010 revenues in this chart are pro forma to include Enfora pre-merger results for these periods.

Gross margins were 9.7 percent of revenue on a GAAP basis, and 15.0 percent on a non-GAAP basis. Gross margins were negatively impacted primarily by the low revenue levels compared to the fixed portion of manufacturing overhead, as well as higher-than-expected costs related to new product launches and rework costs.

Enfora gross margins were also impacted by "fair-value" accounting of inventory acquired with the acquisition, as well as acquisition-related asset amortization, both of which are non-cash charges. The fair-value inventory charge will not recur in future periods.

Non-GAAP Earnings Summary

The following adjustments are included in the first quarter non-GAAP loss per share.

GAAP Loss Per Share	$(0.69)
Adjustments:
Stock-based compensation expense Acquisition-related charges Integration expense	$ 0.04 $ 0.08 $ 0.01
Non-GAAP Loss Per Share	$(0.56)

Segment Results

GAAP financial results by operating segment were as follows:

	1Q 2011	1Q2010
Revenue
Mobile Computing Products	$49.8M	$72.2M
M2M Products and Solutions	$12.0M	--
Total	$61.8M	$72.2M

Operating Income (Loss)
Mobile Computing Products	$(16.7M)	$(4.7M)
M2M Products and Solutions	$( 5.4M)	--
Total	$(22.1M)	$(4.7M)

Recent Business Highlights

  The Novatel Wireless USB551L 4G LTE modem became available to order on the Verizon Wireless LTE network on March 31. This is a high-performing USB modem with a compact design and industry-leading flexibility, convenience and reliability.  It is also compatible with the Verizon Wireless 3G network, for customers who travel outside of a 4G LTE coverage area.
  Sprint launched the Novatel Wireless MiFi 4082 3G/4G mobile hotspot in its stores on April 17, preloaded with MiFi OS™, widgets and application support, adding capabilities beyond just Internet connectivity.
  Verizon launched the MiFi 4510L 4G LTE mobile hotspot on April 18. Running on the Verizon Wireless 4G LTE mobile broadband network, the next-generation MiFi 4510L builds on Novatel Wireless' innovation and design, proven performance, and industry-leading user experience.
  Novatel Wireless introduced the Expedite® E373 embedded module, extending its innovative mobile broadband portfolio for LTE connectivity worldwide.
  Novatel Wireless has been named by Forbes as one of the top five most innovative tech companies in America.
  The Novatel Wireless MiFi® DLNA (Digital Living Network Alliance) Server received certification for seamless sharing of digital media across multiple platforms. The MiFi DLNA Server enables users to browse, play and share movies, music and photos on an iPad® or any other DLNA-compatible device.
  Novatel Wireless and Numerex Corp signed an agreement to offer state-of-the-art, easy-to-use smart M2M solutions, bundling Numerex service platforms with Enfora smart devices.  Novatel Wireless' expertise in advanced wireless technology standards is expected to expand the range of capabilities used by both companies in serving M2M customers.
  Novatel Wireless introduced the Enfora Spider® MT 2500 vehicle tracking platform. In addition to tracking location, its capabilities include monitoring vehicle information on rapid acceleration, harsh braking, speed violations, and excessive idling. The Spider MT 2500 is optimized for a host of vertical markets where such information is required, such as fleet management, vehicle recovery, and insurance.
  Novatel Wireless launched the next-generation of Enfora's Spider® AT asset tag family of products. The Spider AT 3000 & 4000 series of intelligent asset management solutions are designed to monitor and track high-value remote assets. The Spider AT series can be directly managed and configured using the N4A Communications and Management Software platform to provide a detailed view of the customer's mobile assets.

Second Quarter 2011 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, "Cautionary Note Regarding Forward-Looking Statements" at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

Our guidance for the second quarter of 2011 reflects current business indicators and expectations as of the date of this release. All figures are approximations based on management's beliefs and assumptions as of the date of this release.

Second Quarter 2011
Revenues	$112 - $122 million
Non-GAAP Gross Margin	21% - 22%

Non-GAAP Earnings Per Share	($0.10) - $0.00

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. For parties in the United States and Canada, call 877-941-2332 to access the conference call. International parties can access the call at 480-629-9722.

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4430644. International parties should call 303-590-3030.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies providing wireless connectivity. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Novatel Wireless' Intelligent Mobile Hotspot products, software, USB modems, embedded modules and smart M2M modules provide innovative anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management's current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this release related to our financial results for the first quarter ended March 31, 2011 and our outlook for the second quarter of 2011, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company's expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Non-GAAP net income, diluted earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.

  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2011 Novatel Wireless. All rights reserved. MiFi, MiFi OS, Expedite, Ovation and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:

William A. Walkowiak, CFA
Novatel Wireless
(858) 431-3711
ir@nvtl.com

Media contact:

Charlotte Rubin
Novatel Wireless
(858) 812-3431
crubin@nvtl.com

NOVATEL WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$ 13,713	$ 17,375
Marketable securities	25,370	59,775
Accounts receivable, net	44,143	63,570
Inventories	55,378	43,094
Deferred tax assets, net	221	218
Prepaid expenses and other	4,832	6,961
Total current assets	143,657	190,993

Property and equipment, net	20,530	21,281

Marketable securities	19,831	20,676

Intangible assets, net	42,343	44,265

Goodwill	22,258	22,258

Deferred tax assets, net	2,103	2,103

Other assets	532	532
Total assets	$ 251,254	$ 302,108

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$ 52,666	$ 77,769
Accrued expenses	22,391	26,050
Total current liabilities	75,057	103,819

Capital lease obligations, long-term	27	55
Other long-term liabilities	12,225	12,831

Total liabilities	87,309	116,705

Stockholders' equity:

Common stock	32	32
Additional paid-in capital	424,998	424,270
Accumulated other comprehensive income (loss)	(77)	21
Accumulated deficit	(236,008)	(213,920)
	188,945	210,403
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	163,945	185,403

Total liabilities and stockholders' equity	$ 251,254	$ 302,108

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)	(Unaudited)

Net revenues	$ 61,784	$ 72,239
Cost of net revenues	55,790	54,470
Gross profit	5,994	17,769

Operating costs and expenses:
Research and development	15,559	11,342
Sales and marketing	7,384	6,744
General and administrative	4,593	4,373
Amortization of acquired intangibles	528	-
Total operating costs and expenses	28,064	22,459

Operating loss	(22,070)	(4,690)

Other income (expense):
Interest income, net	158	198
Other income (expense), net	122	(139)

Income loss before income taxes	(21,790)	(4,631)

Income tax expense (benefit)	298	(1,242)

Net loss	$ (22,088)	$ (3,389)

Per share data:

Net loss per share:
Basic	$ (0.69)	$ (0.11)
Diluted	$ (0.69)	$ (0.11)

Weighted average shares used in computation of
net loss per share:
Basic	31,900	31,185
Diluted	31,900	31,185

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,

	2011	2010

	(Unaudited )	(Unaudited )
Cash flows from operating activities:
Net loss	$ (22,088)	$ (3,389)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,908	2,653
Provision for bad debts	22	(116)
Inventory provision	120	487
Share-based compensation expense	1,295	1,393
Excess tax benefits from equity based compensation	(50)	(88)
Non-cash income tax expense (benefit)	(658)	677
Changes in assets and liabilities:
Accounts receivable	19,039	2,951
Inventories	(12,404)	5,438
Prepaid expenses and other assets	2,881	(1,293)
Accounts payable	(25,926)	(2,036)
Accrued expenses, income taxes, and other	(3,664)	3,242

Net cash provided by (used in) operating activities	(36,525)	9,919

Cash flows from investing activities:
Purchases of property and equipment	(1,412)	(806)
Purchases of securities	(10,878)	(55,882)
Securities maturities/sales	45,644	33,414

Net cash provided by (used in) investing activities	33,354	(23,274)
Cash flows from financing activities:
Principal payments under capital lease obligations	(28)	(48)
Proceeds from stock option exercises net of taxes paid on vested restricted stock units	(568)	(598)
Excess tax benefits from equity based compensation	50	88

Net cash used in financing activities	(546)	(558)
Effect of exchange rates on cash and cash equivalents	55	(48)

Net decrease in cash and cash equivalents	(3,662)	(13,961)
Cash and cash equivalents, beginning of period	17,375	100,025
	-	-
Cash and cash equivalents, end of period	$ 13,713	$ 86,064

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$ 2	$ 5
Income taxes	-	177

Novatel Wireless, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
Three Months Ended March 31, 2011
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2011

		Income (Loss)
		Per Share,
	Net Income (Loss)	Diluted

GAAP net loss	$ (22,088)	$ (0.69)

Adjustments:
Share-based compensation expense (a)	1,295	0.04

Acquisition related charges (b)	2,794	0.08

Integration (c)	211	0.01
Non-GAAP net loss	$ (17,788)	$ (0.56)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b)  Adjustments reflect amortization of purchased intangibles and fair value of acquired finished goods. The adjustment was partially offset by an $880,000 benefit due to the reversal of estimated contingent consideration related to the acquisition of Enfora.

(c) Adjustment reflect integration related activities in connection with the acquisition of Enfora

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended March 31, 2011
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Amortization expense & integration (b)	Contingent consideration (c)	Non-GAAP

Cost of net revenues	$ 55,790	$ 126	$ 3,146	$ -	$ 52,518

Operating costs and expenses:
Research and development	15,559	425	-	-	15,134
Sales and marketing	7,384	279	-	-	7,105
General and administrative	4,593	465	211	(880)	4,797
Amortization of acquired intangibles	528		528		-
Total operating costs and expenses	$ 28,064	1,169	$ 739	$ (880)	$ 27,036

Total		$ 1,295	$ 3,885	$ (880)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles, fair value of acquired finished goods, and integration costs related to the acquisition of Enfora, Inc.

(c) The Company revised its estimate of contingent consideration related to the acquisition of Enfora, Inc. to $0.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.